Exhibit B
                             CSW International, Inc.
                           Consolidated Balance Sheet
                               September 30, 1999
                                   (Unaudited)
                                    ($000's)

ASSETS
Fixed Assets
      Electric distribution plant                               $ 1,528,598
      General plant                                                 305,284
                                                                -----------
            Total Electric Plant                                  1,833,882
      Less - Accumulated depreciation                              (683,514)
                                                                -----------
            Total Fixed Assets                                    1,150,368

Current Assets
      Cash and cash equivalents                                      94,461
      Short-term investments                                         25,087
      Accounts receivable                                           295,232
      Notes receivable                                              119,357
      Advances to affiliates                                            114
      Inventories                                                    12,875
      Other current assets                                           10,875
                                                                -----------
            Total Current Assets                                    558,001

Other Assets
      Goodwill                                                    1,362,317
      Prepaid benefit costs                                          59,256
      Notes receivable                                               31,906
      Equity investments and other                                  197,227
                                                                -----------
            Total Other Assets                                    1,650,706

            Total Assets                                        $ 3,359,075
                                                                ===========

CAPITALIZATION AND LIABILITIES
Capitalization
      Common stock                                              $         1
      Paid-in capital                                               829,000
      Retained earnings                                             221,413
      Minority interests                                              1,377
      Foreign currency translation and other                        (27,633)
                                                                -----------
                                                                  1,024,158

      Long-term debt                                              1,220,184

Current Liabilities
      Accounts payable                                              199,594
      Advances from affiliates                                      196,806
      Accrued interest payable                                       42,615
      Loan notes                                                     29,749
      Accrued taxes payable                                          96,873
      Customer prepayments                                           28,915
      Other                                                          90,886
                                                                -----------
                                                                    685,438
Deferred Credits
      Deferred tax liability                                        291,645
      Other                                                         137,650
                                                                -----------
            Total Deferred Credits                                  429,295

                                                                ===========
            Total Capitalization and Liabilities                $ 3,359,075
                                                                ===========